                                                                   EXHIBIT 10(M)

                                AMENDMENT ONE TO
                        RETIREMENT PLAN FOR EMPLOYEES OF
                 TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES
               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989

          WHEREAS, effective as of January 1, 1993, the Retirement Plan for Employees of Texas Security Bancshares, Inc. and Affiliates was amended and restated in its entirety;

          WHEREAS, by the terms of Section 6.4 of the amended and restated plan (hereinafter referred to as the "Plan"), the Plan may be amended; and

          WHEREAS, it is deemed desirable to amend the Plan in order to improve the pre-retirement death benefits and preserve certain minimum benefits for Participants whose benefits were restricted due to the lowering of the compensation level under Section 401(a)(17) of the Internal Revenue Code and make other changes required by recent laws and regulations;

          NOW, THEREFORE, the Plan is hereby amended effective as of the applicable dates specified below, with respect to employees in active service on or after such dates, as follows:

1.  Effective as of January 1, 1994, the second through the last paragraphs of
Section 1.1(A)(7) of the Plan shall be amended to read as follows:

          "The IRC Section 401(a)(17) Annual Compensation Limit with respect to any given calendar year or other specified 12-consecutive-month period shall be equal to $200,000 or such increased or decreased amount, as the case may be, that applies as of the January 1 coincident with or immediately preceding the beginning of such given calendar year or other specified 12-consecutive-month period, pursuant to the provisions of Section 401(a)(17) of the Internal Revenue Code as amended (including the amendment under the Omnibus Budget Reconciliation Act of 1993 which decreased the limit with respect to contributions to the Plan and to benefits accruing under the Plan after December 31, 1993 to $150,000 for 12-month periods beginning in and prior to 1994), and rules and regulations issued with respect thereto.

          In the event that Compensation under the Plan is determined based on a period of time that contains fewer than 12 calendar months, the IRC Section 401(a)(17) Annual Compensation Limit for that period of time shall be equal to the IRC Section 401(a)(17) Annual Compensation Limit for the calendar year during which such period of time begins multiplied by the fraction in which the numerator is the number of full months in such period of time and the denominator is 12.

          In determining the IRC Section 401(a)(17) Annual Compensation Limit of an individual who is a member of the family of a 5-percent owner or of a Highly Compensated Employee who is in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation during the year, the rules of Section 414(q)(6) of the Internal Revenue Code shall apply, except that in applying such rules for the purposes of this section, the term 'family' shall include only the spouse of the employee and any lineal descendants who have not attained the age of 19 years before the close of such year. If the total Compensation of the affected family members exceeds the IRC Section 401(a)(17) Annual Compensation Limit, then the IRC Section 401(a)(17) Annual Compensation Limit that applies to each individual family member shall be determined (except for the purpose of determining the portion of his Compensation which is under the integration level) by multiplying the IRC Section 401(a)(17) Annual Compensation by the fraction in which the numerator is the Compensation prior to the application of the IRC Section 401(a)(17) Annual Compensation Limit of such individual family member and the denominator is the sum of the Compensation prior to the application of the IRC Section 401(a)(17) Annual Compensation Limit of all of the affected family members.

          Any provisions herein to the contrary notwithstanding, a Participant's accrued benefit as of December 31, 1993 shall not be reduced due to the IRC
Section 401(a)(17) Annual Compensation Limit imposed effective as of January 1, 1994 on the amount of his Compensation. In the event that the IRC Section 401(a)(17) Annual Compensation Limit is reduced effective as of any date subsequent to January 1, 1994, a Participant's accrued benefit immediately prior to the date that such reduction becomes effective shall not be reduced due to the reduction in such limit."

2. Effective as of January 1, 1994, Section 1.1(A)(34) of the Plan shall be amended to read as follows:

          "(34) 'Qualified Preretirement Survivor Annuity' shall mean the death benefit that may be payable to the spouse of a Participant prior to the Annuity Starting Date as described in Sections 2.4(A)(3), 2.4(B) or 4.1(D) hereof, whichever is applicable."

3. Effective as of January 1, 1994, Section 2.3(G) of the Plan shall be amended to read as follows:

          "(G) Benefit Payable in the Event of Death of Disabled Participant Prior to Disability Retirement Income Commencement Date: In the event that a Participant dies after he has been determined to be totally and permanently disabled by the Committee and prior to his Disability Retirement Income Commencement Date, and prior to his recovery from his total and permanent disability if he has not attained his Normal Retirement Age as of the date of his death, his surviving spouse, or if he has no surviving spouse, his Beneficiary, will receive the death benefit, determined and payable in the manner described in Section 2.4(B) hereof, that would have been payable on behalf of the Participant under the provisions of Section 2.4(B) if:

     (1) he had remained in the service of the Employer until the date of his death, with no change in his last regular monthly rate of Compensation after becoming disabled, and based upon the Monthly Covered Compensation that applied to him at the date of termination of his service due to disability instead of at the date of his death; and

     (2) the provisions of the Plan as in effect on the date of termination of his service due to disability had continued without change to the date of his death.

     Such death benefit will be payable on behalf of such Participant only if he would have reached his Initial Vesting Date on or prior to the date of his death if he had remained in the service of the Employer until the date of his death."

4. Effective as of January 1, 1994, Section 2.4(B) of the Plan shall be amended to read as follows:

     "(B) Benefit Payable in Event of Death While in Service:

          (1) Prior to Normal Retirement Date:

          (a) If the service of a Participant is terminated by reason of his death on or after his Initial Vesting Date and prior to his Required Beginning Date, there shall be payable to the Participant's surviving spouse or, if he has no surviving spouse, to his designated Beneficiary, a monthly retirement income, beginning on the Participant's Normal Retirement Date, in an amount that is the actuarial equivalent of the monthly retirement income that would have been payable to such surviving spouse (or, if applicable, to such designated Beneficiary), commencing on the Participant's Earliest Annuity Commencement Date, under the provisions of 2.4(A) hereof, if:

               (i) the Participant's service had been terminated on the date of his death for a reason other than his disability retirement or death;

              (ii) the Participant had survived during the period, if any, between the date of his death and his Earliest Annuity Commencement Date and, for the purposes of determining the amount of monthly retirement income that is payable under Section 2.4(A) commencing at his Earliest Annuity Commencement Date, had waived any qualified preretirement survivor annuity death benefit coverage under Section 2.4(A)(3) during such period;

             (iii) the Participant had elected that his retirement income payments under Section 2.2 or 2.4(A), whichever is applicable, commence on his Earliest Annuity Commencement Date and be paid under either (aa) if the Participant has a surviving spouse at the date of his death, the Qualified Joint and 50% Survivor Annuity Option or (bb) if he has no surviving spouse at the date of his death, Option 3 with his designated Beneficiary as the joint pensioner and a specified percentage of 50%; and

              (iv) the Participant had died on his Earliest Annuity Commencement Date immediately after such commencement of payments under such option.

          (b) If a Participant's service is terminated by reason of his death prior to his Initial Vesting Date, no death benefit shall be payable on his behalf under the Plan.

          (2) On or After Normal Retirement Date:

          (a) If the service of a Participant is terminated by reason of his death on or after his Normal Retirement Date, there shall be payable to the Participant's designated Beneficiary, subject to the Qualified Preretirement Survivor Annuity requirements described in Section 4.1(D), the monthly retirement income, beginning on the first day of the month coincident with or next following the date of his death, which can be provided on an actuarially equivalent basis by the single-sum value, determined immediately prior to the Participant's death, of the monthly retirement income which the Participant would have been entitled to receive under the provisions of Section 2.1(B) hereof if he had retired from the service of the Employer on the date of his death.

          (b) Except as provided in Section 2.4(B)(3) below and subject to the provisions of Section 2.4(B)(4) below, the monthly retirement income payments under this Section 2.4(B)(2) shall be payable for the life of the Beneficiary designated or selected under Section 5.2 to receive such benefit, and, in the event of such Beneficiary's death within a period of 10 years after the Participant's death, the same monthly amount shall be payable for the remainder of such 10-year period in the manner and subject to the provisions of Section 5.3.

          (3) A Participant may elect, or, in the event that a specific election has not been made by the Participant and filed with the Committee prior to his death, his spouse or, if applicable, his designated Beneficiary may elect, in writing filed with the Committee, that, in lieu of payment of the benefit provided under this Section 2.4(B)(1) or (2) (or, if applicable, under Section 2.3(G) or 2.4(A)(3) hereof) in the manner described in Section 2.4(B)(1) or (2) above, such benefit will be paid on an actuarially equivalent basis to his spouse or, if applicable, his designated Beneficiary commencing on the first day of any month that is on or after the date of the Participant's death and is on or prior to the Participant's Required Beginning Date and is payable in accordance with one of the options described below:

     Option A: A monthly retirement income in equal amounts that is payable to his spouse or, if applicable, his Beneficiary for his lifetime.

     Option B: A retirement income in equal amounts that is payable for a 10-year certain period. In the event of the spouse's or, if applicable, the Beneficiary's death prior to the expiration of such 10-year certain period, the same amount shall be payable for the remainder of the 10-year certain period in the manner and subject to the provisions of Section 5.3 hereof.

     Option C: A combination of Option A and Option B.

          Provided, however, that payment of any such benefit shall be subject to the provisions of Section 2.4(B)(4) below.

          (4) Any form of payment applicable to the death benefit provided under
Section 2.4(B)(2), which has been designated by a Participant prior to January 1, 1984 under the terms of the Superseded Plan and which satisfies the transitional rule in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (P.L. 97-248), will continue in effect on and after the Effective Date of the Plan with respect to the death benefits provided under
Section 2.4(B)(2) unless such designated form of payment has been or is subsequently revoked or changed (a change of Beneficiaries under the designation will not be considered to be a revocation or change of such form of payment so long as the change in Beneficiaries does not alter, directly or indirectly, the period over which distributions are to be made under such form of payment); provided, however, if a Participant, whose death occurs on or after his Normal Retirement Date, had been married to his spouse throughout the one-year period immediately preceding his death and he had designated a person other than his spouse as his Beneficiary and such spouse has not consented to such other person being designated, the provisions of Section 4.1(D) hereof shall apply with respect to payments due his surviving spouse, if any. Subject to the preceding sentence and except to the extent otherwise permissible under Section 401(a)(9) of the Internal Revenue Code and regulations issued pursuant thereto, the benefit payable under Section 2.4(B)(1) or (2) on behalf of any Participant must be payable in a manner that satisfies the restrictions of Section 401(a)(9) of the Internal Revenue Code and must:

          (a) commence not later than the Participant's Required Beginning Date; provided, however, if the Beneficiary is not the Participant's spouse, distribution must commence not later than one year after the date of the Participant's death or, if the Participant's surviving spouse was his Beneficiary and such surviving spouse dies prior to the commencement of benefit payments, distribution must commence not later than one year after the date of such surviving spouse's death;

                    and

          (b) be distributed to the Participant's Beneficiary over one or a combination of the following periods:

                     (i) the life of his Beneficiary;

                         or

                    (ii) a period certain not extending beyond the life
                         expectancy of the Beneficiary;

provided, however, if the Participant has no designated Beneficiary or if the designated Beneficiary is not a living person, such benefit must be distributed in its entirety to the Beneficiary not later than the fifth anniversary of the date of (i) the Participant's death or (ii) the death of the Participant's spouse, whichever death is the later to occur. Any amount payable to a child of the Participant shall be treated for the purposes of this Section 2.4(B)(4) as if it had been payable to the surviving spouse of the Participant if such amount that is payable to the child will become payable to such surviving spouse upon such child's reaching majority (or upon the occurrence of such other designated event permitted under regulations issued with respect to Section 401(a)(9) of the Internal Revenue Code).

          (5) If the service of a Participant is terminated by reason of his death on or after his Required Beginning Date, no benefit will be payable to his Beneficiary under the provisions of Section 2.4(B)(2). Additional retirement income payments may be payable, however, after the Participant's death to his joint pensioner or other Beneficiary, depending upon the form of payment of the retirement income that the Participant was receiving immediately prior to his death and taking into account the increase, if any, that would have applied under the provisions of Section 2.1(D) hereof to the amount of retirement income payable to the Participant commencing as of the first day of the month coincident with or next following the date of the Participant's death if the Participant had retired immediately prior to his death and had survived to such day."

5. Effective as of January 1, 1993, A new Section 4.1(I) shall be added to the Plan immediately following Section 4.1(H), as follows:

     "(I) Direct Rollover Options for Eligible Rollover Distributions: This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to this section:

     (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance of the credit of the distributee, except that an eligible rollover distribution does not include:

          (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more;

         (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and

        (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in
          Section 408(b) of said Code, an annuity plan described in Section 403(a) of said Code, or a qualified trust described in Section 401(a) of said Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

     (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     Any options set forth in this section shall automatically become inoperative and of no effect upon a ruling by the Treasury Department that the options set forth herein are no longer required."

6. Effective as of January 1, 1989, the second sentence of the second paragraph of Section 5.8 of the Plan shall be deleted and the following sentences inserted in lieu thereof:

     "In the event that (i) such notification is mailed to such person and his designated Beneficiary, (ii) the Committee is not furnished with evidence of such person's continued life and proper mailing address or with evidence of his death within three years of the date such notification was mailed and (iii) the Committee is unable to find any person to whom payment is due under the provisions of the Plan within three years of the date such notification was mailed, all retirement income and other benefit payments due shall be forfeited at the end of such three-year period following the date such notification was mailed. In the event claim for any forfeited benefit is subsequently made by any such person to whom payment is due under the Plan prior to the distribution of the assets upon termination of the Plan, such forfeited benefits due such person shall be restored. If the Plan is terminated prior to the end of such three-year period or, if longer, the escheat period under applicable state law, the Committee shall direct the transfer of any such person's unclaimed benefit to an Individual Retirement Account established under Section 408 of the Internal Revenue Code on behalf of such person."

7.   Effective as of January 1, 1989, a new Item (C) shall be added to Section
6.4 of the Plan as follows:

     "(C) No amendment shall be effective to the extent it eliminates or reduces any Plan benefits or rights that are protected under Section 411(d)(6) of the Internal Revenue Code unless such protected benefits or rights are preserved with respect to benefits accrued to the date of such amendment or unless such reduction or elimination is otherwise permitted by the Internal Revenue Service."

8. Effective as of January 1, 1994, a new Supplement, which shall be identified as "Fourth Supplement to Retirement Plan for Employees of Texas Security Bancshares, Inc. and Affiliates" shall be added to the Plan as follows:

                               "FOURTH SUPPLEMENT
                                -----------------
                                       TO
                                       --
                        RETIREMENT PLAN FOR EMPLOYEES OF
                        --------------------------------
                 TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES
                 ----------------------------------------------

                   As it Applies to Participants in the Plan
                           on December 31, 1993 Whose
                  Compensation Prior to 1994 is Restricted by
                IRC Section 401(a)(17) Annual Compensation Limit
                ------------------------------------------------


(A)  FOURTH SUPPLEMENT FORMS A PART OF PLAN

  (1) This FOURTH SUPPLEMENT TO RETIREMENT PLAN FOR EMPLOYEES OF TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES (herein referred to as the "Fourth Supplement") forms a part of the Retirement Plan for Employees of Texas Security Bancshares, Inc. and Affiliates as in effect on and after January 1, 1994.

  (2) All terms used in the Fourth Supplement that are not defined in Section
(B) shall have the meanings assigned to them in the provisions of the Plan unless otherwise qualified by the context. There shall be no duplication of benefits provided under the Plan and this Fourth Supplement, and the actuarially equivalent benefits payable under one shall be inclusive of the actuarially equivalent benefits payable under the other unless specifically provided otherwise in the provisions of the Plan or this Fourth Supplement.

(B) MINIMUM MONTHLY ACCRUED BENEFIT APPLICABLE TO PARTICIPANTS WHOSE COMPENSATION PRIOR TO 1994 IS RESTRICTED BY IRC SECTION 401(a)(17) ANNUAL COMPENSATION LIMIT

  The provisions of this Fourth Supplement shall apply only to those Participants in the active service of the Employer on or after January 1, 1994 who were Participants in the Plan as of December 31, 1993, whose Credited Service includes service which was accrued prior to January 1, 1994 with an Employer participating in the Plan as of December 31, 1993 and whose Compensation during any calendar year, or other specified 12-consecutive-month period, beginning prior to 1994 exceeded $150,000.

  (1) Definitions: The following terms used in this Section (B) shall have the meanings stated below unless a different meaning is plainly required by the context.

       (a) 'Post-1993 IRC Section 401(a)(17) Annual Compensation Limit' shall mean the IRC Section 401(a)(17) Annual Compensation Limit that applies to the applicable calendar year or other specified 12-consecutive-month period under
Section 401(a)(17) of the Internal Revenue Code after the Omnibus Budget Reconciliation Act of 1993 amendment to such section which reduced such limit with respect to benefits accruing under the Plan after December 31, 1993 to $150,000 for 12-month periods beginning in and prior to 1994.

       (b) 'Pre-1994 IRC Section 401(a)(17) Annual Compensation Limit' shall mean the IRC Section 401(a)(17) Annual Compensation Limit that applied to the applicable calendar year or other specified 12-consecutive-month period under
Section 401(a)(17) of the Internal Revenue Code prior to the Omnibus Budget Reconciliation Act of 1993 amendment to such section.

  (2) Minimum Accrued Benefit After December 31, 1993: The Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date (or the accrued monthly normal retirement income, if applicable) which a Participant to whom the provisions of this Second Supplement are applicable, has accrued as of any given date after December 31, 1993 shall not be less than the sum of:

       (a) the Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date (or the accrued monthly normal retirement income if his Normal Retirement Date is prior to January 1, 1994) that he had accrued as of December 31, 1993 under the provisions of the Plan as in effect as of December 31, 1993 (where the Pre-1994 IRC Section 401(a)(17) Annual Compensation Limit shall be applied but the Post-1993 IRC Section 401(a)(17) Annual Compensation Limit shall be ignored in the calculation of such benefit);

       plus

       (b)  an amount equal to the sum of:

            (i) 1% of his Final Average Monthly Compensation determined as of such given date (after applying the Post-1993 IRC Section 401(a)(17) Annual Compensation Limit to the Compensation used to compute such rate) multiplied by the excess, if any, of
                   (aa) his number of years of Credited Service determined as of such given date that are not in excess of 10 years, over (bb) his number of years of Credited Service determined as of December 31, 1993 that are not in excess of 10 years;

                   plus

           (ii) 1-1/3% of his Final Average Monthly Compensation determined as of such given date (after applying the Post-1993 IRC
                   Section 401(a)(17) Annual Compensation Limit to the Compensation used to determine such rate) multiplied by the excess, if any, of (aa) his number of years of Credited Service as of such given date that are in excess of 10 years but are not in excess of 30 years, over (bb) his number of years of Credited Service determined as of December 31, 1993 that are in excess of 10 years but are not in excess of 30 years;

                   plus

          (iii) 0.65% of his Final Average Monthly Compensation determined as of such given date (after applying the Post-1993 IRC Section 401(a)(17) Annual Compensation Limit to the Compensation used to determine such rate) that is in excess of the Monthly Covered Compensation that applies to him multiplied by the excess, if any, of (aa) his num-ber of years of Credited Service determined as of such given date, subject to a maximum of 30 years, over (bb) his number of years of Credited Service determined as of December 31, 1993.

  (3) Minimum Early Retirement Benefit After December 31, 1993: The accrued early monthly retirement income which a Participant to whom the provisions of this Fourth Supplement are applicable, has accrued as of his Early Retirement Date after December 31, 1993 shall not be less than the sum of:

         (a) the monthly early retirement income that he had accrued as of December 31, 1993 under the provisions of the Plan as in effect as of December 31, 1993 (where the Pre-1994 IRC Section 401(a)(17) Annual Compensation Limit shall be applied but the Post-1993 IRC
              Section 401(a)(17) Annual Compensation Limit shall be ignored in the calculation of such benefit) based upon his attained age as of his Early Retirement Date;

              plus

         (b)  the product of:

              (i)  the sum of:

                 (aa) 1% of his Final Average Monthly Compensation determined as of his Early Retirement Date (after applying the Post-1993 IRC Section 401(a)(17) Annual Compensation Limit to the Compensation used to compute such rate) multiplied by the excess, if any, of (I) his number of years of Credited Service determined as of his Early Retirement Date that are not in excess of 10 years, over (II) his number of years of Credited Service determined as of December 31, 1993 that are not in excess of 10 years;

                         plus

                 (bb) 1-1/3% of his Final Average Monthly Compensation determined as of his Early Retirement Date (after applying the Post-1993 IRC Section 401(a)(17) Annual Compensation Limit to the Compensation used to determine such rate) multiplied by the excess, if any, of (aa) his number of years of Credited Service determined as of his Early Retirement Date that are in excess of 10 years but are not in excess of 30 years, over (bb) his number of years of Credited Service determined as of December 31, 1993 that are in excess of 10 years but are not in excess of 30 years;

                   multiplied by

              (ii) the factor, specified in Schedule A in Section 2.2(B) of the
                   Plan, based upon the number of full months by which the Participant's Early Retirement Date precedes his Normal Retirement Date;

              plus

         (c)  the product of:

              (i) 0.65% of his Final Average Monthly Compensation determined as of his Early Retirement Date (after applying the Post-1993 IRC Section 401(a)(17) Annual Compensation Limit to the Compensation used to determine such rate) that is in excess of the Monthly Covered Compensation that applies to him multiplied by the excess, if any, of (aa) his number of years of Credited Service determined as of his Early Retirement Date, subject to a maximum of 30 years, over
                   (bb) his number of years of Credited Service determined as of December 31, 1993;

                   multiplied by

              (ii) the factor, specified in Schedule B in Section 2.2(B) of the
                   Plan, based upon the number of full months by which the Participant's Early Retirement Date precedes his Normal Retirement Date.

(C) RIGHT TO AMEND OR TERMINATE FOURTH SUPPLEMENT

    The provisions of Sections 6.4 and 6.5 of the Plan with respect to amendment and termination thereof shall apply with equal force to this Fourth Supplement."

    IN WITNESS WHEREOF, TEXAS SECURITY BANCSHARES, INC. has caused this instrument to be executed by its duly authorized officers on this _____ day of __________________, 1994.

(CORPORATE SEAL)

ATTEST:                           TEXAS SECURITY BANCSHARES, INC.


Karen Larsen Sweeney              By /s/ J. Andy Thompson
- -------------------------            --------------------
        Secretary                 Title: